UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2017

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering of Senior Notes due 2019 and Senior Notes due 2024

On September 26, 2017, NetApp, Inc. (“NetApp” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, to issue and sell $400 million aggregate principal amount of 2.000% Senior Notes due 2019 (the “2019 Notes”) and $400 million aggregate principal amount of 3.300% Senior Notes due 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”) in a public offering (the “Offering”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-208311) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2015 and a prospectus supplement filed with the SEC on September 27, 2017. The Underwriting Agreement contains customary representations, warranties and agreements by NetApp, and customary closing conditions, indemnification rights and termination provisions.

The forgoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture Relating to Senior Notes due 2019 and Senior Notes due 2024

On September 29, 2017, NetApp entered into a Third Supplemental Indenture, relating to the issuance by the Company of the Notes (the “Third Supplemental Indenture”) which supplemented the Indenture, dated December 12, 2012 (the “Base Indenture,” and together with the Third Supplemental Indenture, the “Indenture”) with U.S. Bank National Association, as trustee, to establish the terms and form of the Notes. Interest is payable on the 2019 Notes semi-annually in arrears on March 27 and September 27 of each year, commencing March 27, 2018. Interest is payable on the 2024 Notes semi-annually in arrears on March 29 and September 29 of each year, commencing March 29, 2018. The 2019 Notes will mature on September 27, 2019, and the 2024 Notes will mature on September 29, 2024.

NetApp intends to use the net proceeds of the Notes for general corporate purposes, including repayment of $750 million in aggregate principal amount of NetApp’s outstanding 2.00% Senior Notes due 2017 (including accrued and unpaid interest and any make-whole payment thereon) on or prior to their maturity in December 2017. NetApp may also be required to offer to repurchase the Notes upon a change in control and a contemporaneous downgrade of the Notes below an investment grade rating, and it may elect to redeem the Notes in whole or in part at any time, as further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of NetApp. The negative covenants restrict the ability of NetApp and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock or indebtedness of its subsidiaries that own principal property; to engage in certain sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments, non-compliance with affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. NetApp’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed on December 12, 2012 and is incorporated herein by reference, and the Third Supplemental Indenture, form of 2019 Note and form of 2024 Note, which are filed with this report as Exhibits 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes and the Second Supplemental Indenture is incorporated herein by reference.

Item 8.01. Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to NetApp, has issued an opinion to NetApp dated September 29, 2017 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 26, 2017, by and among NetApp, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

4.1	Indenture, dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of NetApp, Inc.’s Form 8-K filed December 12, 2012 (file no. 000-27130).

4.2	Third Supplemental Indenture, dated September 29, 2017, by and between NetApp, Inc. and U.S. Bank National Association.

4.3	Form of Note for NetApp’s 2.000% Senior Notes due 2019 (incorporated by reference to Exhibit 4.2).

4.4	Form of Note for NetApp’s 3.300% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.
September 29, 2017	By:	/s/ Ronald J. Pasek
	Name:	Ronald J. Pasek
	Title:	Executive Vice President and Chief Financial Officer